UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Robinhood Markets, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation) 85 Willow Road Menlo Park, California (Address of Principal Executive Office)	46-4364776 (IRS Employer Identification No.) 94025 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-257602
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Robinhood Markets, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference herein the description of its Class A Common Stock, $0.0001 par value per share, to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-257602), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on July 1, 2021, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.
ITEM 2 – EXHIBITS
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

ROBINHOOD MARKETS, INC.,

Date: July 29, 2021	By:	/s/Vladimir Tenev
		Name:	Vladimir Tenev
		Title:	Co-Founder, Chief Executive Officer, President and Director